Exhibit 99.1

Progenity Provides Corporate Updates and Reports Second Quarter 2020 Financial Results

Completed initial public offering raising gross proceeds of $100M

Reported 75 thousand tests in the second quarter, showing resiliency of business during COVID‑19 pandemic

Signed first precision medicine program pharma deal

Management will host conference call and webcast today at 4:30 p.m. ET/1:30 p.m. PT

SAN DIEGO, August 13, 2020 – Progenity, Inc. (Nasdaq: PROG), a biotechnology company with an established track record of success in developing and commercializing molecular testing products, today provided corporate updates and reported financial results for the second quarter ended June 30, 2020.

The second quarter was a challenging but productive time for Progenity. We responded to the COVID-19 pandemic by implementing robust response plans, seamlessly continuing laboratory operations and maintaining pre-pandemic turnaround times for all our tests. The company secured substantial capital through an initial public offering in June and CARES Act tax refund, which provided the company with important capital to support our operations and to continue the development of our R&D pipeline towards important 2020 milestones.

Second Quarter 2020 Results and Other Corporate Highlights

•	Completed initial public offering in June with gross proceeds of $100 million.

•	Received a $22.7 million tax refund related to the net operating loss (NOL) carryback provisions available under the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) legislation.

•	Reported approximately 75,000 tests in the second quarter, illustrating resilience despite COVID-19 stay-at-homes orders during that period.

•	In August, we entered into our first partnership with a staged collaboration centered on our GI Precision Medicine submucosal platform for a clinical stage asset.

•	Added COVID-19 testing to our existing test menu through our affiliate lab Avero Diagnostics, to help support testing needs in our Southeastern communities and our women’s health channel.

•	Initiated the verification phase of our rule out assay for preeclampsia.

•	Met a key milestone for our NIPT single molecule assay by demonstrating the basis of fetal quantification.

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Entered into an in-network participation agreement with Cigna that became effective July 1, 2020, and as a result added approximately 16.0 million covered lives, bringing our total number of covered lives to approximately 144.0 million nationwide.

•	Strengthened leadership team and added further operational expertise with the appointment of Troy Seelye as Chief Information Officer, and Damon Silvestry as Chief Operating Officer.

•

Presented multiple posters at the 2020 American College of Medical Genetics and Genomics Annual Clinical Genetics Meeting Digital Edition and one poster at the Society for Maternal Fetal Medicine Annual Pregnancy Meeting identifying key factors for clinical decision‑making for specialized carrier screening and noninvasive prenatal tests.

“We adapted our business well during the COVID-19 pandemic, pivoting quickly to seamlessly continue to offer quality tests and services to our healthcare providers and patients,” said Harry Stylli, Ph.D., CEO, chairman of the board, and co-founder of Progenity. “Furthermore, we continue to advance our in-network transition and improve our compliance programs and anticipate benefiting from these actions in the coming quarters. Also, our affiliate lab, Avero Diagnostics, which offers molecular infectious disease testing, launched a COVID-19 molecular test to help service the widespread unmet need in the Southeast, and we are now evaluating opportunities to offer the COVID-19 molecular test more broadly across the country. I believe our resilience was further demonstrated by our progress in our R&D initiatives during the quarter as we made important advances across our innovation portfolio, including signing our first pharma collaboration deal in our precision medicine program in August. Overall, we view this as a strong and resilient performance under challenging circumstances.”

Second Quarter 2020 Financial Results

Comparison of Three Months Ended June 30, 2020 and March 31, 2020

Revenue was $17.3 million in the three months ended June 30, 2020, up from $16.8 million in the three months ended March 31, 2020. The first quarter revenue reflected a $13.2 million revenue reduction related to an accrual for the settlement with the U.S. Department of Justice and the states participating in the settlement. The second quarter revenues reflected a $10.3 million accrual for refunds to government payors.

Total accessioned tests volume was 75,017 in the second quarter of 2020, achieving 95% of the accessioned tests volume in the first quarter of 2020, which was 78,881 tests.

Gross margin was negative 26.5% for the three months ended June 30, 2020, compared to negative 57.9% for the three months ended March 31, 2020, primarily reflecting the effect of revenue reduction related to the settlement accrual in the first quarter and refund accrual in the second quarter.

Operating expenses were $42.2 million for the three months ended June 30, 2020, compared to $42.8 million in the three months ended March 31, 2020.

Net loss attributable to common stockholders was $53.1 million for the three months ended June 30, 2020 and basic and diluted net loss per share was $6.11, compared to a net loss attributable to common stockholders of $17.2 million and a net loss per share of $3.43 for the three months ended March 31, 2020. The variance relates primarily to the $37.7 million income tax benefit related to the NOL carryback provisions under the CARES Act, which we recognized in full during the first quarter.

Comparison of Three Months Ended June 30, 2020 and 2019

Revenue was $17.3 million in the three months ended June 30, 2020, compared to $57.2 million in the three months ended June 30, 2019.

Gross margin was negative 26.5% for the three months ended June 30, 2020, compared to 54.4% for the three months ended June 30, 2019.

Operating expenses were $42.2 million for the three months ended June 30, 2020, compared to $45.4 million in the three months ended June 30, 2019.

Net loss attributable to common stockholders was $53.1 million for the three months ended June 30, 2020 and basic and diluted net loss per share was $6.11, compared to a net loss of $16.4 million and a net loss per share of $3.34 for the three months ended June 30, 2019.

Cash and cash equivalents were $113.6 million as of June 30, 2020. The increase in cash during the second quarter of 2020 includes $88.7 million in net proceeds from our initial public offering and the receipt of a $22.7 million tax refund related to NOL carryback provisions available under the CARES Act. As of June 30, 2020, Progenity had 50.0 million shares outstanding

COVID-19 Update

Recent public health measures related to the novel coronavirus are greatly impacting healthcare practices. We have responded to the COVID-19 pandemic by implementing robust response plans, seamlessly continuing laboratory operations and maintaining pre-pandemic turnaround times. We enhanced our digital sales and support capabilities, increased proactive test reporting and remote genetic counseling capabilities, and expanded our mobile phlebotomy services, assisting our customers to continue serving their patients with the same quality care.

Webcast and Conference Call Information

Progenity will host a webcast and conference call to discuss the second quarter financial results and answer investment community questions today, Thursday, August 13, 2020 at 4:30 p.m. ET / 1:30 p.m. PT. The live call may be accessed by dialing 833-519-1237 for domestic callers and 914-800-3810 for international callers and entering the conference code: 2999889. A live webcast and archive of the call will be available online from the investor relations section of the company website at www.progenity.com.

About Progenity

Progenity, Inc. is a biotechnology company with an established track record of success in developing and commercializing molecular testing products, as well as innovating in the field of precision medicine. Progenity provides in vitro molecular tests designed to improve lives by providing actionable information that helps guide patients and physicians in making medical decisions during key life stages. The company applies a multi-omics approach, combining genomics, epigenomics, proteomics, and metabolomics to its molecular testing products and to the development of a suite of investigational ingestible devices designed to provide precise diagnostic sampling and drug delivery solutions. Progenity’s vision is to transform healthcare to become more precise and personal by improving diagnoses of disease and improving patient outcomes through localized treatment with targeted therapies. For additional information about Progenity, please visit the company’s website at www.progenity.com.

Safe Harbor Statement or Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning the impact of the COVID-19 pandemic on our business, operations, financial results, and future performance, plans for future test offerings, the sufficiency of our capital, the resiliency of our business, and the progress of our research and development efforts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Such risks, uncertainties, and other factors include, among others, the ongoing COVID-19 pandemic and associated shelter-in-place orders, our ability to develop and commercialize our testing products as well as innovate in the field of precision medicine, the size and growth potential of the markets for our products, and our ability to serve those markets, the rate and degree of market acceptance and clinical utility of our products and coverage and rates of reimbursement for our products, the performance of third parties in connection with the commercialization and development of our products, including third-party suppliers for COVID-19 assays, regulatory developments in the United States and foreign countries, our ability to obtain and maintain regulatory approval or clearance of our products on expected timelines or at all, our ability to improve and enhance our products, our plans to research, develop, and commercialize new products, the development, regulatory approval, efficacy, and commercialization of competing products, the outcome of pending and future investigations and legal proceedings, the loss or retirement of key scientific or management personnel, our ability to develop and maintain our corporate infrastructure, including maintaining effective internal controls, our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others, our compliance with the terms and conditions of our corporate integrity agreement, potential overpayment obligations and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Progenity’s

Registration Statement on Form S-1 (File No. 333-238738), as amended, filed with the U.S. Securities and Exchange Commission, Progenity’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, to be filed with the SEC and other subsequent documents we file with the SEC.

Progenity expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Robert Uhl

Managing Director, Westwicke ICR

ir@progenity.com

(619) 228-5886

Media Contact:

Kate Blom-Lowery

CG Life

kblomlowery@cglife.com

(858) 457-2436

Progenity, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2020	March 31, 2020
Revenues	$17,266	$16,828
Cost of sales	21,835	26,570
Gross profit (loss)	(4,569)	(9,742)
Operating expenses:
Research and development	12,234	11,240
Selling and marketing	12,736	14,436
General and administrative	17,181	17,108
Total operating expenses	42,151	42,784
Loss from operations	(46,720)	(52,526)
Interest expense	(2,507)	(2,302)
Interest and other income (expense), net	(3,556)	(20)
Loss before income taxes	(52,783)	(54,848)
Income tax benefit	—	(37,696)
Net loss	(52,783)	(17,152)
Dividend paid to preferred stockholders	(268)	—
Net loss attributable to common stockholders	$(53,051)	$(17,152)
Net loss per share attributable to common stockholders, basic and diluted	$(6.11)	$(3.43)
Weighted average number of shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	8,687,250	4,993,393

Progenity, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$17,266	$57,230	$34,094	$104,737
Cost of Sales	21,835	26,113	48,405	50,534
Gross profit (loss)	(4,569)	31,117	(14,311)	54,203
Operating Expenses:
Research and development	12,234	16,463	23,474	31,711
Selling and marketing	12,736	14,680	27,172	30,247
General and administrative	17,181	14,272	34,289	28,550
Total operating expenses	42,151	45,415	84,935	90,508
Loss from operations	(46,720)	(14,298)	(99,246)	(36,305)
Interest expense	(2,507)	(2,282)	(4,809)	(4,551)
Interest and other income (expense), net	(3,556)	171	(3,576)	428
Loss before income taxes	(52,783)	(16,409)	(107,631)	(40,428)
Income tax benefit	—	—	(37,696)	—
Net loss	(52,783)	(16,409)	(69,935)	(40,428)
Dividend paid to preferred shareholders	(268)	—	(268)	(3,652)
Net loss attributable to common shareholders	$(53,051)	$(16,409)	$(70,203)	$(44,080)
Net loss per share attributable to common shareholders, basic and diluted	$(6.11)	$(3.34)	$(10.26)	$(9.16)
Weighted average number of shares outstanding used in calculating net loss per share, basic and diluted	8,687,250	4,915,485	6,840,321	4,811,143

Progenity, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30, 2020	December 31, 2019
		(1)
Assets
Current assets:
Cash and cash equivalents	$113,613	$33,042
Accounts receivable, net	14,382	22,189
Inventory	10,246	10,937
Income tax receivable	15,596	634
Prepaid expenses and other current assets	6,130	7,846
Total current assets	159,967	74,648
Property and equipment, net	15,725	15,891
Goodwill and other intangible assets	10,526	10,990
Other assets	198	198
Total assets	$186,416	$101,727
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$15,679	$15,754
Accrued expenses and other current liabilities	78,410	83,615
Current portion of mortgages payable and capital lease obligations	763	968
Total current liabilities	94,852	100,337
Mortgages payable and capital lease obligations, net of current portion	3,106	3,439
Note payable to related party, net	69,071	68,966
Other long-term liabilities	36,547	12,859
Total liabilities	$203,576	$185,601
Stockholders' deficit:
Common stock	50	9
Series A Preferred Stock	—	4
Series B Preferred Stock	—	102
Additional paid-in capital	420,242	283,260
Accumulated deficit	(418,681)	(348,478)
Treasury stock	(18,771)	(18,771)
Total stockholders' deficit	(17,160)	(83,874)
Total liabilities and stockholders' deficit	$186,416	$101,727

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(1)	The condensed, consolidated balance sheet at December 31, 2019 has been derived from the audited consolidated financial statements